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            FIRST AMENDED SUPPLEMENTAL ANNUAL BENEFIT DETERMINATION
              PURSUANT TO THE VF CORPORATION AMENDED AND RESTATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                 THIS AGREEMENT made and entered into as of the 15th day of October, 1991, by and between VF Corporation, a Pennsylvania corporation (the "Company") and L.R. Pugh, the Company's Chairman of the Board, President and Chief Executive Officer ("Pugh").

                 WHEREAS, Pugh is a Participant in the Company's Amended and Restated Supplemental Executive Retirement Plan ("SERP"), which became effective January 1, 1985, as amended and restated May 16, 1989;

                 WHEREAS, Pugh is a party to the First Supplemental Annual Benefit Determination adopted pursuant to the resolution of the Company's Board of Directors adopted December 6, 1988 which, in recognition of the fact that Pugh lost benefits under the VF Corporation Pension Plan ("VF Pension Plan") and the qualified plans of former employers as a result of his joining the Company in mid-career, provides that Pugh's combined retirement income from the VF Pension Plan and the SERP shall be a specified minimum amount, based on the formula set forth therein; and

                 WHEREAS, the Company's Board of Directors, pursuant to the resolution adopted October 15, 1991 and attached hereto and incorporated herein by reference, has determined to revise and improve the benefit formula for Pugh under the aforementioned First Supplemental Annual Benefit Determination, resulting in the adoption of this First Amended Supplemental Annual Benefit Determination.

                 NOW, THEREFORE, in consideration of the agreements and mutual promises contained herein and in the SERP, the parties hereto, intending to be legally bound hereby, agree as follows:

                 1. The Supplemental Pension payable by the Company to Pugh pursuant to Article IV of the SERP will be the amount which, when added to his retirement benefit payable from the VF Pension Plan, will result in Pugh's combined benefits from the VF Pension Plan and the SERP totalling 50% of his Final Average Compensation, for payments commencing at a Retirement Date of age
60. The percentage of Final Average Compensation shall be increased by 2% for each year that Pugh's Retirement Date is after age 60, to a maximum of 60% for a Retirement Date at or after age 65, and shall decrease by 4% for each year that Pugh's Retirement Date precedes age 60. Final Average Compensation for this purpose shall mean the average of the highest three years of the full amount of Pugh's salary and bonus compensation for the five year period immediately preceding his Retirement Date.
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                 2.       The Supplemental Pension determined pursuant to
Paragraph 1 above shall not be subject to reduction for Pugh's Primary Social Security Benefit Offset, any benefit payable to Pugh under any plan of a former employer or any other amounts approved by the Committee, notwithstanding the provisions of Section 2.01(b) of the SERP.

                 3. Notwithstanding Paragraph 1 above, Pugh's Supplemental Pension under the SERP shall be the greater of (a) the amount determined under Paragraph l above and (b) the amount determined under Section 2.01(a) of the SERP (without regard to Paragraph 1 above).

                 4. The Supplemental Pension will be paid to Pugh or his Surviving Spouse at the same time and in the same form as benefits are paid under the VF Pension Plan, provided, however, that death or survivor benefits upon the death of Pugh are payable only to his Surviving Spouse, if any.

                 5. Effective as of the date of this Agreement, Pugh shall be fully vested in his Supplemental Pension under the SERP determined pursuant to this Agreement.

                 6. Except as expressly provided in this Agreement, the rights and obligations of the Company and Pugh with respect to the SERP shall be governed by the provisions of the SERP. Capitalized terms not defined herein shall have the meanings assigned thereto in the SERP and the VF Pension Plan.

                 7. Nothing contained herein shall be deemed to create a trust or fund of any kind or create any fiduciary relationship between the Company and Pugh, his Surviving Spouse or any other person. To the extent that Pugh, his Surviving Spouse or any other person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

                 8. Nothing contained herein shall be construed as conferring upon Pugh the right to continue in the employ of the Company as an executive or in any other capacity.

                 9. The sale of all or substantially all of the assets of the Company, or the merger, consolidation or reorganization of the Company wherein the Company is not the surviving corporation, or any other transaction which, in effect, amounts to the sale of the Company or voting control thereof, shall not terminate this Agreement and the obligations created hereunder shall be binding upon the successors and assigns of the Company.





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                 10.      The rights and obligations created hereunder shall be
binding on Pugh and his heirs and legal representatives and on the successors and assigns of the Company.

                 11. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Pugh has hereunto set his hand and seal as of the date first above written.


                    VF CORPORATION


                    By: /s/ Harold E. Addis
                       -------------------------------------
                        Harold E. Addis,
                        Vice President - Human Resources &
                        Administration

                       /s/ L.R. Pugh
                       -------------------------------------
                        L.R. Pugh





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